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                                 SUPPLEMENT TO
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                      of
                         AMERICAN PACIFIC CORPORATION
                     3770 Howard Hughes Parkway, Suite 300
                            Las Vegas, Nevada 89109
                                (702) 735-2200

     American Pacific Corporation, a Delaware corporation (the "Company"), on or about February 10, 1997 first mailed to Stockholders of record of the Company on February 7, 1997 the Company's Proxy Statement relating to the Company's Annual Meeting of Stockholders to be held on Tuesday, March 11, 1997, at 10:30 a.m., local time, at Chin's Restaurant, 3200 S. Las Vegas Boulevard, Las Vegas, Nevada, or adjournment(s) thereof. This Supplement amends and supplements the Company's Proxy Statement.

     Mr. Dean M. Willard, a nominee for election as a Class C Director of the Company, beneficially owned as of February 7, 1997, 2,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), which constituted less than one percent of the Common Stock of the Company. All directors and executive officers of the Company as a group, which consisted of 15 persons, beneficially owned 898,103 shares, or 10.6 percent, of the Common Stock of the Company at February 7, 1997. The directors and officers of the Company are entitled to vote or direct the vote of 500,853 shares, or 6.2 percent, of the Common Stock of the Company as of February 7, 1997, the Record Date for the Annual Meeting of Stockholders.